Exhibit 10.1

EXECUTION VERSION

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”), is entered into as of September 23, 2019, among SAEXPLORATION, INC., a Delaware corporation (the “Borrower”), SAExploration Holdings, Inc., a Delaware corporation (“Parent”), the other Loan Parties (as defined in the Credit Agreement referred to below), and the Lenders (as defined in the Credit Agreement) party hereto (the “Forbearing Lenders”), together constituting the Required Lenders (as defined in the Credit Agreement).

RECITALS:

A. The Borrower, the other Loan Parties, Cantor Fitzgerald Securities, as administrative agent and collateral agent for the Lenders under and as defined in the Credit Agreement (in such capacity, the “Agent”), and the Lenders (including the Forbearing Lenders) are party to that certain Third Amended and Restated Credit and Security Agreement, dated as of September 26, 2018 (as heretofore amended or otherwise modified, the “Credit Agreement”), pursuant to which the Lenders agreed to provide loans in a maximum aggregate principal amount of $30,000,000 on the terms and conditions set forth therein.

B. Certain Defaults and Events of Default under the Credit Agreement have occurred and certain other Defaults or Events of Default may have occurred or are anticipated to occur, in each case as more specifically described in Exhibit A attached hereto.

C. The Loan Parties have requested that the Forbearing Lenders, upon the terms and conditions set forth in this Agreement, forbear during the Forbearance Period (as defined below) from exercising certain rights and remedies arising from or in respect of the Existing Defaults (as defined on Exhibit A) and the Potential Defaults (as defined on Exhibit A).

D. The Forbearing Lenders are willing to grant such forbearance subject to the terms and conditions of this Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement. In addition, the following terms, for the purposes of this Agreement, shall have the following meanings:

“ABL Amendment” means that certain Subsequent Advance Commitment Request and Amendment No. 2 to Third Amended and Restated Credit and Security Agreement, among the Borrower, the Guarantors party thereto, the Lenders party thereto, and Cantor Fitzgerald Securities, as administrative agent and collateral agent for the Lenders, substantially in the form attached hereto as Exhibit B.

“Cash Flow Forecast” has the meaning given to such term in Section 5.1 hereof.

“Convertible Notes” means Parent’s 6.00% Senior Secured Convertible Notes due 2023 issued pursuant to the Convertible Notes Indenture.

“Convertible Notes Forbearance Agreement” means that certain Forbearance Agreement, dated as of the date hereof, among Parent, the guarantors under the Convertible Notes Indenture, and holders of more than 75% in aggregate principal amount of the outstanding Convertible Notes, related to the Convertible Notes Indenture and the Convertible Notes.

“Convertible Notes Indenture” means that certain Senior Secured Convertible Notes Indenture, dated as of September 26, 2018, among Parent, the guarantors party thereto, and Wilmington Savings Fund Society, FSB, as trustee and as collateral trustee, as amended or otherwise modified, pursuant to which the Convertible Notes were issued.

“Disclosure Restrictions” means none of the Loan Parties will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that in their good faith judgment constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which in their good faith judgment disclosure is prohibited by any Legal Requirement or any binding agreement or (iii) that in their good faith judgment is subject to attorney client or similar privilege or constitutes attorney work product.

“Effective Date” has the meaning given to such term in Section 3 hereof.

“Existing Defaults” has the meaning given to such term in Exhibit A attached hereto.

“Forbearance Period” means the period commencing on the Effective Date and continuing until the Termination Date.

“Initial Cash Flow Forecast” has the meaning given to such term in Section 3.2 hereof.

“Potential Defaults” has the meaning given to such term in Exhibit A attached hereto.

“Released Person” has the meaning given to such term in Section 7 hereof.

“Restatement Date” means the date that the Parent has filed its restated consolidated financial statements relating to each of the fiscal years ended December 31, 2015, 2016, 2017 and 2018 contained in its Annual Reports on Form 10-K and its condensed consolidated financial statements for the quarters and year-to-date periods ended June 30 and September 30, 2015; March 31, June 30 and September 30, 2016; March 31, June 30 and September 30, 2017; March 31, June 30 and September 30, 2018; and March 31, 2019 with the SEC as contemplated by the Parent’s Form 8-K filed with the SEC on August 16, 2019.

“Term Loan Credit Agreement” means that certain Term Loan and Security Agreement, dated as of June 26, 2016, among Parent, as borrower, the guarantors party thereto, the lenders party thereto, and Delaware Trust Company, as collateral agent and administrative agent, as amended or otherwise modified.

“Term Loan Forbearance Agreement” means that certain Forbearance Agreement, dated as of the date hereof, among Parent, the guarantors under the Term Loan Credit Agreement, and lenders under the Term Loan Credit Agreement constituting the “Required Lenders” (as defined under the Term Loan Credit Agreement), related to the Term Loan Credit Agreement.

“Termination Date” means 5:00 p.m. on the earlier of (i) November 30, 2019 or (ii) the date on which a Termination Event occurs. “Termination Event” means the occurrence of any of the following: (i) the receipt by the Loan Parties of a written notice from Forbearing Lenders constituting the Required Lenders terminating the Forbearance Period if (A) any representation or warranty made herein by any Loan Party shall be false in any material respect when made, (B) any Loan Party shall fail to perform, observe or comply with any of its covenants and agreements contained in this Agreement, including without limitation, any breach of Section 5 hereof, which failure is not remedied within one (1) Business Day after any Loan Party receives from any Forbearing Lender written notice thereof, (C) any Event of Default, other than an Existing Default, a Potential Default, or an Event of Default pursuant to Sections 9.4 or 9.5 of the Credit Agreement, shall have occurred and be continuing, (D) the “Termination Date” or any “Termination Event” (each, as defined in the Term Loan Forbearance Agreement or the Convertible Notes Forbearance Agreement, as applicable) shall occur, or the Term Loan Forbearance Agreement or the Convertible Notes Forbearance Agreement shall otherwise cease to be in full force and effect, or (E) the second Business Day following the Restatement Date, or (ii) any Event of Default pursuant to Sections 9.4 or 9.5 of the Credit Agreement.

2. Forbearance; Acknowledgments.

2.1. As of the date hereof, each Loan Party specifically acknowledges the occurrence and continuation of the Existing Defaults. In reliance on the representations, warranties, covenants and agreements contained in this Agreement, and subject to the satisfaction of each condition precedent set forth in Section 3 hereof, the Forbearing Lenders hereby agree to forbear during the Forbearance Period from exercising all rights and remedies under the Loan Documents and applicable law in respect of or arising as a result of the occurrence or continuance of any of the Existing Defaults or Potential Defaults. On and after the Termination Date, the Forbearing Lenders’ agreement hereunder to forbear shall terminate automatically without further act or action by any Forbearing Lender, and the Forbearing Lenders shall be entitled to exercise any and all rights and remedies available to them under this Agreement and the other Loan Documents at law, in equity or otherwise, in each case, with respect to the Existing Defaults and Potential Defaults. For the avoidance of doubt, the foregoing forbearance shall not prohibit the Forbearing Lenders from delivering, or instructing the Agent to deliver, notices of any other Defaults, Events of Default or a Termination Event.

2.2. Notwithstanding the foregoing, the forbearance granted by the Forbearing Lenders shall not constitute, and shall not be deemed to constitute, a waiver of any of the Existing Defaults, any of the Potential Defaults, or any other Default or Event of Default under the Loan Documents, and no Forbearing Lender has agreed to forbear with respect to any of their respective rights or remedies concerning any Default or Event of Default (other than, during the Forbearance Period, the Existing Defaults and Potential Defaults, in each case solely to the extent set forth herein), which may have occurred or are continuing as of the date hereof or which may occur after the date hereof. Except as expressly set forth in Section 2.1 above, the Forbearing Lenders reserve the right, in their discretion, to exercise any or all of their rights and remedies under the Credit Agreement and the other Loan Documents, at law or otherwise, as a result of any Default or Event of Default which may be continuing on the date hereof or any Default or Event of Default which may occur after the date hereof, and the Forbearing Lenders have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on any of their part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

2.3. For the avoidance of doubt, this Agreement shall constitute written notice from the Required Lenders pursuant to Section 2.6(b) of the Credit Agreement, and from and after the date hereof the principal amount of all Obligations shall bear interest at the Default Rate.

2.4. Each Loan Party hereby acknowledges that as of the close of business on August 31, 2019, the outstanding principal amount of all Advances was $22,000,000.

3. Conditions Precedent. This Agreement shall be effective beginning on the first date that each condition precedent set forth in this Section 3 is satisfied (the “Effective Date”):

3.1. Signed Agreement. Each of the parties hereto shall have received counterparts of this Agreement duly executed by the Loan Parties and Forbearing Lenders constituting the Required Lenders.

3.2. Initial Cash Flow Forecast. The Borrower shall have furnished to the Forbearing Lenders a 13-week cash flow forecast setting forth all sources and uses of cash and beginning and ending balances, in form and substance reasonably satisfactory to the Forbearing Lenders (the “Initial Cash Flow Forecast”).

3.3. Expenses. Paul, Weiss, Rifkind, Wharton & Garrison, LLP (“Paul, Weiss”), as counsel to the Forbearing Lenders, shall have received payment of its retainer in the amount of $100,000.00 in accordance with that certain letter agreement, dated August 30, 2019 (the “Paul, Weiss Fee Letter”), between Paul, Weiss and Parent.

3.4. Term Loan and Convertible Notes Forbearance Agreements. (a) The Term Loan Forbearance Agreement and (b) the Convertible Notes Forbearance Agreement, each in form and substance satisfactory to the Forbearing Lenders, shall have been executed by the parties thereto, and shall have become effective, in each case, substantially concurrently with the effectiveness of this Agreement, and, substantially concurrently with the effectiveness of this Agreement, the Forbearing Lenders shall have received fully executed copies thereof and copies of any and all documents that are required to be delivered thereunder at or prior to the effectiveness thereof.

4. Representations and Warranties. To induce the Forbearing Lenders to enter into this Agreement, each Loan Party hereby represents and warrants as of the Effective Date as follows:

4.1. Due Organization and Qualification. Each Loan Party and each Domestic Subsidiary (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any jurisdiction where the failure to be so qualified could reasonably be expected to result in a Material Adverse Change, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and the other Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

4.2. Due Authorization; No Conflict. The execution, delivery, and performance by each Loan Party of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or Domestic Subsidiary, the Governing Documents of any Loan Party or Domestic Subsidiary, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or Domestic Subsidiary, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or Domestic Subsidiary, except to the extent that any such conflict, breach or default has been waived or could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any Loan Party’s interest holders or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause Material Adverse Change.

4.3. Binding Obligations. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

4.4. No Other Defaults. Except for the Existing Defaults and any Potential Defaults, no other Default or Event of Default has occurred and is continuing.

4.5. No Defenses. No Loan Party has any defenses to payment, counterclaims, or rights of setoff or recoupment with respect to any Obligations applicable to such Loan Party owing to the Agent or any Lender as of the Effective Date.

5. Covenants. During the Forbearance Period, each Loan Party shall comply with the covenants set forth in this Section 5 in addition to the covenants in the Credit Agreement and any other Loan Documents (it being understood and agreed that the occurrence and continuance of the Existing Defaults or any Potential Defaults shall not constitute a breach of this Section 5).

5.1. Cash Flow Forecasts. The Loan Parties shall furnish to the Forbearing Lenders no later than 11 a.m. Houston time on the Wednesday of each week beginning with the first full calendar week following the delivery of the Initial Cash Flow Forecast, (i) an updated weekly 13-week cash flow forecast (together with the Initial Cash Flow Forecast, each, a “Cash Flow Forecast”), substantially in the form of the Initial Cash Flow Forecast or otherwise in form reasonably acceptable to the Forbearing Lenders, and (ii) a variance report reconciling the prior week’s Cash Flow Forecast to the actual sources and uses of cash for the prior week, along with an explanation of material variances. Subject to the Disclosure Restrictions, the Loan Parties shall also provide the Forbearing Lenders reasonable access to their management during normal business hours to discuss any variances.

5.2. Status Calls. Subject to the Disclosure Restrictions, the Loan Parties shall make their representatives and advisors available for conference calls to be conducted on a periodic basis as requested by the Forbearing Lenders, but no less frequently than once a week, for the purpose of informing the Forbearing Lenders of the Loan Parties’ liquidity, the on-going discussion of the development of the operating plan of the Loan Parties’ management team, the status and progress of restructuring negotiations and the status and progress of diligence, negotiations, documentation related thereto.

5.3. Other Documentation. Subject to the Disclosure Restrictions, the Loan Parties shall provide to the Forbearing Lenders such other documents, instruments and agreements as may be reasonably requested by any Forbearing Lender on or after the date of this Agreement, all in form and substance reasonably satisfactory to the Forbearing Lenders.

5.4. Expenses. The Loan Parties acknowledge that Paul, Weiss has been engaged as legal counsel to the Forbearing Lenders, and that the Forbearing Lenders and/or Paul, Weiss may retain one law firm in each relevant jurisdiction to act as local counsel where reasonably necessary. The Loan Parties shall pay all amounts payable to Paul, Weiss pursuant to the Paul, Weiss Fee Letter at the times specified therein. Without limitation of the foregoing, the Loan Parties shall pay all reasonable documented out-of-pocket costs and expenses of the Forbearing Lenders (including reasonable documented out-of-pocket attorneys’ fees, including, without limitation, local counsel fees of one law firm per jurisdiction) in connection with the preparation, execution, delivery, administration, modification, consent, waiver or enforcement of, or advice in respect of the rights or responsibilities of the Forbearing Lenders under, this Agreement and the other Loan Documents, in each case promptly (and, in any event, by no later than three (3) Business Days) following submission of invoices therefor. All amounts payable pursuant to this Section 5.4 shall constitute Obligations.

5.5. ABL Amendment. The Loan Parties and the Forbearing Lenders hereby agree to the ABL Amendment on the terms substantially as set forth in Exhibit B hereto, and agree to use commercially reasonable efforts to promptly execute and deliver the ABL Amendment and cause the Amendment No. 2 Effective Date (as defined in the ABL Amendment) to occur and for the Amendment No. 2 Subsequent Advances (as defined in the ABL Amendment) to be funded by the Forbearing Lenders by no later than September 27, 2019 in accordance with the terms of, and subject to the satisfaction of the conditions in, the ABL Amendment.

6. Ratification of Loan Documents and Collateral. Each Loan Party hereby acknowledges, ratifies, reaffirms and agrees that each of the Loan Documents to which it is a party, and the Liens and security interests created thereby in favor of the Agent, for the benefit of the Secured Parties, in the Collateral, are and will remain in full force and effect and binding on such Loan Party, and are enforceable in accordance with their respective terms and applicable law. By its execution hereof, each Loan Party (in its individual capacity and in its capacity as member, shareholder or partner of each other Loan Party, as applicable) acknowledges, ratifies and reaffirms all of the terms and provisions of the Loan Documents and the enforceability thereof against it. Without limitation of the foregoing, the Borrower hereby acknowledges, ratifies and confirms the Credit Agreement and all of its debts and obligations to the Agent and the Lenders thereunder; and each Guarantor hereby acknowledges, ratifies and confirms its guaranty of all Obligations under the Credit Agreement.

7. NO DEFENSES; RELEASE. EACH LOAN PARTY (IN ITS OWN RIGHT AND ON BEHALF OF ITS PREDECESSORS, SUCCESSORS, LEGAL REPRESENTATIVES AND ASSIGNS) HEREBY EXPRESSLY AND UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT, AS OF THE DATE HEREOF, IT HAS NO SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, OR DEFENSES TO THE OBLIGATIONS, OR ANY GROUNDS OR CAUSE FOR REDUCTION, MODIFICATION, SET ASIDE OR SUBORDINATION OF THE OBLIGATIONS OR ANY LIENS OR SECURITY INTERESTS OF THE AGENT. IN PARTIAL CONSIDERATION FOR THE AGREEMENT OF THE FORBEARING LENDERS TO ENTER INTO THIS AGREEMENT, EACH LOAN PARTY HEREBY KNOWINGLY AND UNCONDITIONALLY WAIVES AND FULLY AND FINALLY RELEASES AND FOREVER DISCHARGES EACH FORBEARING LENDER, EACH OF THEIR RESPECTIVE AFFILIATES, AND ANY OF THEIR AND THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS, CONSULTANTS, OR REPRESENTATIVES, OR ANY OF THE RESPECTIVE PREDECESSORS, SUCCESSORS OR ASSIGNS OF ANY OF THE FOREGOING (COLLECTIVELY, THE “RELEASED PERSONS”) FROM, AND COVENANTS NOT TO SUE THE RELEASED PERSONS FOR, ANY AND ALL SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, CLAIMS, CAUSES OF ACTION, ACTIONS, GROUNDS, CAUSES, DAMAGES, COSTS AND EXPENSES OF EVERY NATURE AND CHARACTER, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECTLY ARISING OUT OF OR FROM OR RELATED TO ANY OF THE LOAN DOCUMENTS (EXCLUDING SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, CLAIMS, CAUSES OF ACTION, ACTIONS, GROUNDS, CAUSES, DAMAGES, COSTS OR EXPENSES WHICH ARISE FROM ANY RELEASED PERSON’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE), WHICH ANY LOAN PARTY OWNS AND HOLDS AS OF THE DATE HEREOF, OR HAS AT ANY TIME PRIOR TO THE DATE HEREOF OWNED OR HELD, SUCH WAIVER, RELEASE AND DISCHARGE BEING MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECTS OF SUCH WAIVER, RELEASE AND DISCHARGE AND AFTER HAVING CONSULTED LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT THERETO. THIS SECTION IS IN ADDITION TO ANY OTHER RELEASE OF ANY OF THE RELEASED PERSONS BY ANY LOAN PARTY AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY ANY LOAN PARTY IN FAVOR OF ANY OF THE RELEASED PERSONS.

8. No Obligation. Each Loan Party hereby acknowledges and understands that upon the expiration or earlier termination of the Forbearance Period, if any Existing Default shall be continuing, or if any Potential Default shall have occurred and be continuing, and, in each case, such Existing Default or Potential Default has not been waived by written agreement in accordance with the Credit Agreement, or if there shall at any time exist any other Event of Default, then the Agent and the Lenders shall have the right to proceed to exercise any or all available rights and remedies, which may include foreclosure on the Collateral and/or institution of legal proceedings, in accordance with the Loan Documents. The Agent and the Lenders shall have no obligation whatsoever to extend the maturity of the Obligations, waive any Default or Event of Default, defer any payments, or further forbear from exercising their rights and remedies.

9. No Implied Waivers. No failure or delay on the part of any Forbearing Lender in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

10. Survival of Representations and Warranties. All representations and warranties made by the Loan Parties in this Agreement shall be considered to have been relied upon by the other parties hereto and thereto and shall survive the execution and delivery of this Agreement and the making of any loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any such party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty, and shall continue in full force and effect as long as any of the Obligations is outstanding and unpaid and/or so long as the Commitments (and obligation to issue Commitments under the Credit Agreement (if any)) and other obligation of the Lenders to provide extensions of credit under the Credit Agreement (if any) has not expired or been terminated.

11. Review and Construction of Documents. Each Loan Party hereby acknowledges, and represents and warrants to the Forbearing Lenders that, such Loan Party has (a) had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel, (b) reviewed this Agreement and fully understands the effects thereof and all terms and provisions contained herein, and (c) executed this Agreement of its own free will and volition.

12. ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and thereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the Loan Parties and Forbearing Lenders constituting the Required Lenders; provided that clause (i) of the definition of “Termination Date” in Section 1 of this Agreement may also be amended pursuant to an e-mail in which the Loan Parties and Forbearing Lenders constituting the Required Lenders (or their respective advisors, including Paul, Weiss) affirmatively consent to such proposed amendment in such e-mail. The Loan Documents, as modified by this Agreement, continue to evidence the agreement of the parties with respect to the subject matter thereof.

13. Notices. All notices, requests, demands and other communications under this Agreement shall be given in accordance with Section 12 of the Credit Agreement, provided that courtesy copy of any notice (a) given to any Loan Party shall be delivered to Porter Hedges LLP, 1000 Main Street, 35th Floor, Houston, Texas 77002, to the attention of E. James Cowen and Joyce K. Soliman, and (b) given to the Forbearing Lenders shall also be delivered to Paul, Weiss, Rifkind, Wharton & Garrison, LLP, 1285 Avenue of the Americas, New York, NY 10019-6064, to the attention of Andrew N. Rosenberg, Esq. and Brian Bolin, Esq.

14. Successors and Assigns.

(a) This Agreement will be binding upon and inure to the benefit of, but only to the benefit of, Borrower, the other Loan Parties, and the Forbearing Lenders and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document (including in Section 14.1 of the Credit Agreement), none of Borrower nor any other Loan Party shall have the right to assign any rights or obligations hereunder or any interest herein.

(b) During the Forbearance Period, no Forbearing Lender may sell, transfer, negotiate or assign all or any portion of its rights and obligations under the Credit Agreement to any other person unless (a) the person acquiring such rights (i) is a Forbearing Lender at the time of such transfer, or (ii) prior to such sale, transfer, negotiation or assignment, agrees in writing to be bound by this Agreement and enters into a forbearance joinder agreement in form and substance reasonably satisfactory to the Loan Parties, and (b) such transferring Forbearing Lender promptly notifies the Loan Parties and the other Forbearing Lenders party hereto of such transfer. This Agreement shall in no way be construed to preclude any Forbearing Lender party hereto from acquiring additional Obligations; provided, that such additional Obligations shall automatically become subject to the terms of this Agreement.

15. Controlling Effect. The parties hereto hereby agree that this Agreement shall be a “Loan Document” as defined in the Credit Agreement. In the event of a conflict or inconsistency between this Agreement and the Credit Agreement or any other Loan Document, this Agreement shall control.

16. Other Terms. No act committed or action taken by any Forbearing Lender under this Agreement or the other Loan Documents will be used, construed, or deemed to hold such person to be in control of any Loan Party, or the governance, management or operations of any Loan Party for any purpose, without limitation, or to be participating in the management of any Loan Party or acting as a “responsible person” or “owner or operator” or a person in “control,” “possession,” “charge,” “care,” or “management” with respect to the governance, management or operation of any Loan Party or their respective businesses or property (as such terms, or any similar terms, are used in any bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, CERCLA, or any other environmental protection and safety laws, each as may be amended from time to time, or any other federal or state statute, at law, in equity or otherwise) by virtue of the interests, rights and remedies granted to or conferred upon the Forbearing Lenders under this Agreement or the other Loan Documents.

17. Arms-Length/Good Faith. This Agreement has been negotiated at arms-length and in good faith by the parties hereto.

18. Governing Law. The validity of this Agreement and the other Loan Documents (unless expressly provided to the contrary in another Loan Document in respect of such other Loan Document), the construction, interpretation, and enforcement hereof and thereof, and the rights of the parties hereto and thereto with respect to all matters arising hereunder or thereunder or related hereto or thereto as well as all claims, controversies or disputes arising under or related to this Agreement and the other Loan Documents shall be determined under, governed by, and construed in accordance with the laws of the state of New York, without regard to the conflicts of laws principles thereof that would require the application of the laws of another jurisdiction.

19. Interpretation. Except as otherwise expressly provided for herein, all references herein to the time of day shall mean the time in New York, New York. Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation.” All representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

20. Severability. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

21. Counterparts, Electronic Execution. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission (including email transmission of a PDF image) shall be equally as effective as delivery of an original executed counterpart of this Agreement.

22. Further Assurances. Each Loan Party agrees to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be reasonably requested by the Forbearing Lenders as necessary or advisable to carry out the intents and purposes of this Agreement.

23. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, EACH OTHER LOAN PARTY, AND EACH FORBEARING LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH, A “CLAIM”). BORROWER, EACH OTHER LOAN PARTY,

AND EACH FORBEARING LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWER:

SAEXPLORATION, INC.

By:	/s/ Michael Faust
Name: Michael Faust
Title: Interim Chief Executive Officer

GUARANTORS:

SAEXPLORATION HOLDINGS, INC.

By:	/s/ Michael Faust
Name: Michael Faust
Title: Interim President

SAEXPLORATION SUB, INC.

By:	/s/ Michael Faust
Name: Michael Faust
Title: Interim Chief Executive Officer

NES, LLC

By:	/s/ Michael Faust
Name: Michael Faust
Title: Interim Chief Executive Officer

[Signature Page to Forbearance Agreement]

SAEXPLORATION SEISMIC SERVICES (US), LLC

By:	/s/ Michael Faust
Name: Michael Faust
Title: Interim Chief Executive Officer

[Signature Page to Forbearance Agreement]

FORBEARING LENDERS:

WHITEBOX ASYMMETRIC PARTNERS, L.P.

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Partner & CEO

WHITEBOX MULTI-STRATEGY PARTNERS, L.P.
By: Whitebox Advisors LLC its investment manager

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Partner & CEO

WHITEBOX CREDIT PARTNERS, L.P.
By: Whitebox Advisors LLC its investment manager

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Partner & CEO

[Signature Page to Forbearance Agreement]

FORBEARING LENDERS:

BLUE MOUNTAIN CREDIT ALTERNATIVES MASTER FUND, L.P.

By:	/s/ David O’Mara
Name: David O’Mara
Title: Deputy General Counsel

BLUEMOUNTAIN KICKING HORSE FUND, L.P.

By:	/s/ David O’Mara
Name: David O’Mara
Title: Deputy General Counsel

BLUEMOUNTAIN MONTENVERS MASTER FUND SCA SICAV-SIF, L.P.

By:	/s/ David O’Mara
Name: David O’Mara
Title: Deputy General Counsel

BLUEMOUNTAIN SUMMIT TRADING, L.P.

By:	/s/ David O’Mara
Name: David O’Mara
Title: Deputy General Counsel

[Signature Page to Forbearance Agreement]

FORBEARING LENDERS:

HIGHBRIDGE MSF INTERNATIONAL LTD.
By: Highbridge Capital Management, LLC, as Trading Manager and not in its individual capacity

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Managing Director

HIGHBRIDGE TACTICAL CREDIT MASTER FUND, L.P.
By: Highbridge Capital Management, LLC, as Trading Manager and not in its individual capacity

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Managing Director

[Signature Page to Forbearance Agreement]

FORBEARING LENDER:

JOHN PECORA

By:	/s/ John Pecora

[Signature Page to Forbearance Agreement]

Exhibit A

Reference is hereby made to the Parent’s current reports on Form 8-K filed on August 14, 2019, and on August 22, 2019, with the U.S. Securities Exchange Commission and the disclosure of events and circumstances affecting the Loan Parties described therein (collectively, the “Material Events”).

EXISTING DEFAULTS

In connection with or as a result of the Material Events, the following Events of Default have occurred and are continuing (collectively, the “Existing Defaults”):

1.

Events of Default under Section 9.2(a) of the Credit Agreement as a result of the failure to prepare in accordance with GAAP: (a) unaudited financial statements for each month occurring in 2015, 2016, 2017, 2018, and for the fiscal quarters ending March 31, 2019, and June 30, 2019, and (b) audited financial statements for fiscal years ended December 31, 2015, 2016, 2017 and 2018.

2.

Events of Default under Section 9.8 of the Credit Agreement as a result of breaches of representations and warranties made by any Loan Party on or after the Closing Date, and the provision by any Loan Party on or after the Closing Date of all factual information, taken as a whole, not being true and correct, in all material respects, on the date when given or certified.

3.

Events of Default under Section 9.2(a) as a result of the failure to timely furnish, pursuant to Section 6.1 and Schedule 6.1 of the Credit Agreement, the financial statements for the fiscal quarter ended June 30, 2019 and the month ended July 31, 2019, together with any applicable Compliance Certificates.

4.

Events of Default under Section 9.2(a) of the Credit Agreement as a result of any Loan Party’s failure to notify the Agent or any Lender as required by any Loan Document of any Default or Event of Default, or any event or condition constituting a Default or Event of Default, and which arises from or is related to the Material Events.

5.

Events of Default under clauses (c), (d) and (e) of Section 9.7 of the Credit Agreement as a result of multiple events of default having occurred under the Convertible Notes Documents, the Term Documents and the New Senior Notes Documents, and which occurred as a result of the Material Events or which are similar to the Existing Defaults.

6.

Any existing event of default under the Convertible Notes Documents or Term Documents which is the subject of a forbearance agreement entered into by the parties thereto contemporaneously with this Agreement.

Exhibit A

POTENTIAL DEFAULTS

In connection with or as a result of the Material Events, the following Defaults or Events of Default may have occurred or are anticipated to occur (collectively, the “Potential Defaults”):

1.

Any Default or Event of Default under Section 9.2(a) of the Credit Agreement as a result of the Loan Parties’ failure to notify the Agent or Lenders as required by any Loan Document of any Default or Event of Default, or any event or condition constituting a Default or Event of Default, that arises from or is related to the Material Events or the Existing Defaults.

2.

Any Default or Event of Default under Section 9.8 of the Credit Agreement as a result of any warranty, representation, certificate, statement, or Record made in the Credit Agreement or in any other Loan Document or delivered in writing to the Agent and/or Lenders in connection with the Credit Agreement or any other Loan Document proving to be untrue in any material respect, in each case solely as a result of the occurrence or continuance of a Default or Event of Default that arises from or is related to the Material Events or the Existing Defaults.

3.

Any Default or Event of Default under Section 9.2(a) as a result of the failure to timely furnish, pursuant to Section 6.1 of the Credit Agreement, the unaudited financial statements for the fiscal quarter ended September 30, 3019, and for the months ended August 31, 2019, September 30, 2019, and October 31, 2019, together with any applicable Compliance Certificate.

4.

Event of Default under Section 9.11 of the Credit Agreement as a result of any event or circumstance occurring that the Required Lenders in their Permitted Discretion believe may impair the prospect of payment of all or part of the Obligations, or any Loan Party’s ability to perform any of its material obligations under any of the Loan Documents, or any other document or agreement described in or related to the Credit Agreement, or there having occurred any Material Adverse Change, in each case solely as a result of the occurrence or continuance of the Existing Defaults or Potential Defaults.

5.

Events of Default under clauses (c), (d) and (e) of Section 9.7 of the Credit Agreement as a result of anticipated defaults having occurred under the Convertible Notes Documents, the Term Documents and the New Senior Notes Documents, and which are anticipated to occur as a result of the Material Events or which are similar to the Existing Defaults or Potential Defaults.

6.

Any anticipated default under the Convertible Notes Documents or Term Documents which is the subject of a forbearance agreement entered into by the parties thereto contemporaneously with this Agreement.

7.

Solely prior to the close of business on September 27, 2019, any Event of Default under Section 9.7 of the Credit Agreement as a result of a potential default under Section 6.01(2) of the New Senior Notes Indenture as a result of the Loan Parties’ failure to pay all Indebtedness outstanding under the New Senior Notes at the final maturity thereof.

Exhibit A

Exhibit B

ABL Amendment

Exhibit B

SUBSEQUENT ADVANCE COMMITMENT REQUEST AND AMENDMENT NO. 2

TO

THIRD AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This SUBSEQUENT ADVANCE COMMITMENT REQUEST AND AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (this “Amendment”) dated as of September [23], 2019, is entered into among SAExploration, Inc., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and Cantor Fitzgerald Securities, as administrative agent and collateral agent for the Lenders (in such capacities, the “Agent”), and amends that certain Third Amended and Restated Credit and Security Agreement dated as of September 26, 2018, entered into among the Borrower, the Guarantors party thereto, the Lenders party thereto and Agent (as amended by that certain Amendment No. 1 dated as of January 25, 2019, the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, and the Lenders party hereto are party to that certain Forbearance Agreement, dated as of September 23, 2019 (the “Forbearance Agreement”), pursuant to which the Forbearing Lenders (as defined therein) have agreed to forbear from exercising certain rights and remedies arising from or in respect of certain Existing Defaults and Potential Defaults (each, as defined in the Forbearance Agreement);

WHEREAS, the Borrower desires to request the issuance of additional commitments to make Subsequent Advances pursuant to Section 2.1(e) of the Agreement;

WHEREAS, the Lenders party hereto, constituting the “Supermajority Lenders,” are willing to agree to issue such additional Subsequent Advance Commitment;

WHEREAS, in connection with the issuance of such additional Subsequent Advance Commitments, the Borrower has requested certain waivers, amendments, and modifications to the Agreement; and

WHEREAS, the Agent (at the direction of the Supermajority Lenders) and the Lenders party hereto, constituting the “Supermajority Lenders” and the “Required Lenders” are willing to agree to such waivers, amendments, and modifications subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

1. Subsequent Advance Commitment Request.

(a)

The Borrower hereby requests, pursuant to Sections 2.1(e) and 2.3(a)(ii) of the Agreement, the issuance of additional Subsequent Advance Commitments in the amount of $8,000,000.00 (the “Amendment No. 2 Subsequent Advance Commitments”). The parties hereto hereby agree that such request constitutes a Subsequent Advance Commitment Request (the “Amendment No. 2 Subsequent Advance Commitment Request”) and that the Amendment No. 2 Subsequent Advance Commitment Request has been delivered to the Agent and the Lenders pursuant to Sections 2.1(e), 2.3(a)(ii) and 2.3(a)(iii) of the Agreement.

(b)

Effective as of the Amendment No. 2 Effective Date (as defined below), each of the Lenders party hereto, together constituting the Supermajority Lenders, hereby agrees, pursuant to Section 2.1(e) of the Agreement, to issue the Amendment No. 2 Subsequent Advance Commitments pursuant to Section 1.1(a) hereof, and the Agent hereby notifies the Borrower of the issuance of the Subsequent Advance Commitments pursuant to Section 2.3(a)(ii) of the Agreement.

2. Waivers and Amendments. Effective as of the Amendment No. 2 Effective Date, each of the Lenders party hereto (together constituting the Supermajority Lenders and the Required Lenders), the Agent, the Borrower, and each of the Guarantors hereby agree as follows:

(a)

Solely in the case of the Amendment No. 2 Subsequent Advance Commitment Request, the requirement under Section 2.3(a)(ii) of the Agreement that such Subsequent Advance Commitment Request be received by the Agent no later than 9:00 a.m. (New York City Time) at least five (5) Business Days prior to the date that Agent receives a Subsequent Advance Request on account of the additional Subsequent Advance Commitments requested is hereby waived;

(b)

Solely in the case of the Amendment No. 2 Subsequent Advance Request (as defined below), the requirement under Section 2.3(a)(iii) of the Agreement that such Subsequent Advance Request be received by the Agent no later than 9:00 a.m. (New York City Time) at least five (5) Business Days prior to the date that is the requested Subsequent Advance Date is hereby waived and that, to the extent the Amendment No. 2 Effective Date has occurred, such Subsequent Advance Request may be received by the Agent no later than 9:00 am (New York City Time) on the requested Funding Date;

(c)

Solely in the case of the Subsequent Advances made pursuant to the Amendment No. 2 Subsequent Advance Commitments (the “Amendment No. 2 Subsequent Advances”), the requirements under Section 2.3(a)(iii) of the Agreement that such Subsequent Advances be made no more than once per calendar month and that the Funding Date for each such Subsequent Advance only occur on the 15th day of a calendar month (or the next Business Day to occur, as applicable) are hereby waived; and

(d)

Solely in the case of the Amendment No. 2 Subsequent Advances, and provided that the Forbearance Agreement is in full force and effect at the time of each such Amendment No. 2 Subsequent Advance (it being agreed that the Agent may assume the Forbearance Agreement is in full force and effect unless it has received written notice to the contrary from the Supermajority Lenders), the requirements under Sections 2.1(f) and 2.3(a)(iii) of the

Agreement that the conditions set forth in Section 4.4(a) and Section 4.4(b) of the Agreement (solely to the extent such conditions are not met as a result of the occurrence and continuance of any Existing Default or Potential Default (each, as defined in the Forbearance Agreement)) be satisfied, and that the Amendment No. 2 Subsequent Advance Request specify that such condition has been satisfied, in each case, are hereby waived.

3. Conditions Precedent. This Amendment shall become effective on the first date (the “Amendment No. 2 Effective Date”) on which each of the following shall have occurred:

a) The Agent and the Lenders party hereto shall have received this Amendment, duly executed by the Borrower, the Guarantors, Lenders constituting the Supermajority Lenders and the Required Lenders, and the Agent;

b) the Forbearance Agreement shall be in full force and effect, and no Termination Event (as defined therein) shall have occurred thereunder (it being agreed that the Agent may assume the Forbearance Agreement is in full force and effect unless it has received written notice to the contrary from the Supermajority Lenders);

c) the Borrower shall have paid, in accordance with Section 2.1(e) of the Agreement, to each Lender issuing its portion of the Amendment No. 2 Subsequent Advance Commitments its pro rata share of the Commitment Fee in cash or at the election of each Lender (with notice to the Agent), such Commitment Fee may be deducted from the funding of each Lender’s portion of Amendment No 2. Subsequent Advance;

d) the Borrower shall have paid, or made arrangements to pay in connection with the borrowing of the Amendment No. 2 Subsequent Advances, all outstanding fees and expenses of the Agent which are outstanding as of the Amendment No. 2 Effective Date which are payable pursuant to the terms of the Agreement; and

e) the Borrower shall have delivered to the Agent a Subsequent Advance Request in the form of a Borrowing Certificate in respect of an Amendment No. 2 Subsequent Advance (the “Amendment No. 2 Subsequent Advance Request”) in accordance (after giving effect to the waivers set forth in Section 2 hereof) with Sections 2.1(f) and 2.3(a)(iii) of the Agreement, requesting an Amendment No. 2 Subsequent Advances in the aggregate principal amount of $8,000,000.00.

4. Confirmation of Compliance with Section 15.1 of the Agreement. The Borrower and the Lenders party hereto hereby confirm that all of the actions required to be taken by the Lenders and Borrower pursuant to Section 15.1 of the Agreement have been taken in accordance with the provisions of such Section. The Borrower confirms that entry into this Amendment is permitted under the Agreement, and is not prohibited by the terms of the Intercreditor Agreement and the Junior Documents (as defined in the Intercreditor Agreement).

5. Representations and Warranties. Each of the Loan Parties hereby represents and warrants that the execution and delivery of this Amendment and, after giving effect to the amendments contained herein, the performance by each of them of their respective obligations under the Agreement, in each case, are within its powers, have been duly authorized, are not in contravention of applicable law or the terms of its operating agreement or other organizational documents and except as have been previously obtained, do not require the consent or approval of any governmental body, agency or authority, and this Amendment and the Agreement (as amended hereby) will constitute the valid and binding obligations of the Loan Parties, as applicable, enforceable in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, ERISA or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

6. Reference to and Effect on the Agreement. Each of the Loan Parties hereby reaffirms, confirms, ratifies, covenants, and agrees to be bound by each of its covenants, agreements, and obligations under the Agreement (as amended hereby), and each other Loan Document previously executed and delivered by it. Each reference in the Agreement to “this Agreement” or “the Loan Agreement” shall be deemed to refer to the Agreement after giving effect to this Amendment. This Amendment is a Loan Document.

7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

8. Direction; Indemnity; Expenses. Each of the Lenders party hereto (which collectively constitute the Supermajority Lenders and the Required Lenders) hereby (i) authorizes and directs the Agent to execute and deliver this Amendment, and (ii) acknowledges and agrees that the foregoing directed action constitutes a direction from the Lenders under Article 17 of the Agreement, including, without limitation, Section 17.1 and Section 17.3 of the Agreement. The Borrower, the Guarantors party hereto and the Lenders party hereto expressly agree and confirm that the Agent’s right to indemnification, as set forth in Sections 11.3 and 17.5 of the Agreement shall apply with respect to any and all losses, claims, liabilities, costs and expenses that the Agent suffers, incurs or is threatened with relating to actions taken or omitted by the Agent (in accordance with the Agreement) in connection with this Amendment and any other documents contemplated hereby. The Borrower hereby agrees to pay on demand all costs and expenses in accordance with Section 19.9 of the Agreement, in each case, incurred in connection with the preparation, negotiation and execution of this Amendment and all related documents.

9. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York without giving effect to its principles of conflicts of laws.

10. Guarantors Consent and Acknowledgement. The Guarantors, for value received, hereby consent to the Borrower’s execution and delivery of this Amendment, and the performance by the Borrower of its agreements and obligations hereunder. This Amendment and the performance or consummation of any transaction that may be contemplated under this Amendment, shall not limit, restrict, extinguish or otherwise impair the Guarantors’ liabilities and obligations to Agent and/or Lenders under the Loan Documents (including without limitation the

Guaranteed Obligations). Each of the Guarantors acknowledges and agrees that (i) the Guaranty to which such Guarantor is a party remains in full force and effect and is fully enforceable against such Guarantor in accordance with its terms and (ii) it has no offsets, claims or defenses to or in connection with the Guaranteed Obligations, all of such offsets, claims and/or defenses are hereby waived.

11. Reaffirmation. Each of the Loan Parties hereby (i) acknowledges and agrees that all of its pledges, grants of securities interests and Liens and other obligations under the Agreement and the other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (x) each Lien granted by it to the Agent for the benefit of the Secured Parties, and (y) the guarantees (including the Guaranty) made by it pursuant to the Agreement, and (iii) acknowledges and agrees that the grants of security interests and Liens by and the guarantees of the Guarantors contained in the Agreement and the other Loan Documents are, and shall remain, in full force and effect on and after the Amendment No. 2 Effective Date.

12. Release. The Borrower and the Loan Parties (collectively, the “Releasing Parties”) hereby releases, acquits and forever discharges the Agent, the Agent-Related Parties, the Lenders party hereto and their respective Lender-Related Parties (collectively, the “Released Parties”) from and against any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims (including, without limitation, crossclaims, counterclaims and rights of set-off and recoupment) and demands whatsoever, whether known or unknown, whether asserted or unasserted, in contract, tort, law or equity which any Releasing Party may have against any of the Released Parties by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring prior to the date hereof that relate to the Agreement, the other Loan Documents or the Forbearance Agreement or the transactions contemplated thereby (except to the extent arising from the willful misconduct or gross negligence of any Released Parties), including but not limited to any such claim or defense to the extent that it relates to (a) the making or administration of the Loans, including without limitation, any such claims and defenses based on fraud, mistake, duress, usury or misrepresentation, or any other claim based on so-called “lender liability theories”, (b) any covenants, agreements, duties or obligations set forth in the Loan Documents or (c) any actions or omissions of any of the Released Parties in connection with the initiation or continuing exercise of any right or remedy contained in the Loan Documents or at law or in equity with respect to the Loan Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered under seal as of the date first above written.

BORROWER:

SAEXPLORATION, INC.

By:
Name:
Title:

GUARANTORS:

SAEXPLORATION HOLDINGS, INC.

By:
Name:
Title:

SAEXPLORATION SUB, INC.

By:
Name:
Title:

NES, LLC

By:
Name:
Title:

SAEXPLORATION SEISMIC SERVICES (US), LLC

By:
Name:
Title:

[Signature Page to Subsequent Commitment Advance Request and Amendment No. 2 to Third Amended and

Restated Credit and Security Agreement]

AGENT:

CANTOR FITZGERALD SECURITIES, as Agent

By:
Name:
Title:

[Signature Page to Subsequent Commitment Advance Request and Amendment No. 2 to Third Amended and

Restated Credit and Security Agreement]

LENDERS:

[ ]

By:
Name:
Title:

[Signature Page to Subsequent Commitment Advance Request and Amendment No. 2 to Third Amended and

Restated Credit and Security Agreement]